                       [FULBRIGHT & JAWORSKI LETTERHEAD]
                                                                     EXHIBIT 8.1



September 30, 1996



Index, Inc.
580 Westlake Park Boulevard, Suite 1100
Houston, Texas  77079

Gentlemen:

             You have requested our opinion with respect to the disclosures relating to the material federal income tax consequences generally applicable to (i) the proposed statutory merger (the "Sepco Merger") of Sepco Acquisition Corporation, a Nevada corporation ("Sepco Acquisition") and wholly-owned subsidiary of Index, Inc., a Texas corporation ("Index"), with and into Sepco Industries, Inc., a Texas corporation ("Sepco"), and (ii) the proposed statutory merger (the "Newman Merger") of Newman Acquisition Corporation, a Nevada corporation and wholly-owned subsidiary of Index ("Newman Acquisition"), with and into Newman Communications Corporation, a New Mexico corporation ("Newman"). Descriptions of the parties and of the Sepco Merger and Newman Merger and related transactions are set forth in the Proxy Statement/Prospectus ("the Prospectus") contained in the Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933 filed with the Securities and Exchange Commission on August 11, 1996, as amended by Amendment No. 1 filed on August 12, 1996, and Amendment No. 2 filed on September 30,
1996.   We prepared the description of the United States federal income tax consequences of the Sepco Merger and Newman Merger, as contained in the Prospectus under the caption entitled "The Reorganization-Certain U.S. Federal Income Tax Consequences" (the "Tax Summary").

             In connection with this opinion, we have reviewed the Prospectus and we have assumed that all facts described in the Prospectus are true, accurate and complete. Certain representations have been made to us by Sepco, Index, and Newman, and such representations are included in the certificates attached hereto as Exhibits A, B and C. We have assumed that the representations contained in the certificates are true, correct and complete and will continue to be true, correct and complete on the effective date of the Sepco Merger and Newman Merger. Based upon the assumptions set forth herein, such legal considerations as we deem relevant and other qualifications contained in this letter, it is our opinion that the discussion and the legal conclusions set forth in the Tax Summary are accurate and complete in all material respects and address all material United States federal income tax considerations with respect to the matters set forth therein.

Index, Inc.
September 30, 1996
Page 2



             The opinions expressed herein are based upon the Internal Revenue Code of 1986, as amended, Treasury Department regulations promulgated thereunder, court decisions and administrative pronouncements published to date. Any or all of the above are subject to change, possibly with retroactive effect. Subsequent statutory or administrative changes or clarifications or court decisions could cause the opinions expressed in the Tax Summary to become inaccurate or incomplete. No advance ruling has been requested or received from the Internal Revenue Service (the "Service") pertaining to the transactions
contemplated by the Prospectus.   Our opinion is not binding upon the Service
or any court. Accordingly, the Service may challenge some or all of the conclusions set forth above in an audit of Index, Sepco, Newman or a holder of the Index capital stock. If such challenge occurs, it may be necessary to resort to administrative proceedings or litigation in an effort to sustain such conclusions, and there can be no assurance that such conclusions ultimately will be sustained.

             Our opinions are limited to the specific conclusions of law with respect to the United States federal income tax consequences set forth in the Tax Summary, and no other opinions are expressed or implied. Specifically, no opinions are expressed as to state, local or foreign tax consequences.

             This opinion is rendered solely for the benefit of Index and is not to be used, circulated, copied, quoted or referred to without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to our firm in the Tax Summary.

                                        Very truly yours,


                                        /s/ FULBRIGHT & JAWORSKI L.L.P.

                                        Fulbright & Jaworski L.L.P.

Enclosures

                                   Exhibit A

                             SEPCO INDUSTRIES, INC.

                             OFFICER'S CERTIFICATE


       The undersigned, a duly authorized officer of SEPCO Industries, Inc., a Texas corporation ("COMPANY"), and acting as such, in connection with the opinions to be delivered by the law firm of Fulbright & Jaworski L.L.P. with respect to the Agreement and Plan of Merger dated as of August 12, 1996 (the "AGREEMENT"), between Index, Inc., a Texas corporation ("PARENT"), SEPCO Acquisition Corporation, a Nevada corporation and a wholly-owned subsidiary of Parent ("SUB"), and Company, and recognizing that said law firm will rely on this Certificate in delivering its opinion, hereby certifies that to the best knowledge and belief of the management of Company, the facts that relate to the proposed merger (the "MERGER") of Sub with and into Company and related transactions pursuant to the Agreement, are true, correct and complete in all material respects, and the undersigned further certifies to the best knowledge and belief of the management of Company as follows:

       1. The fair market value of the Parent stock and other consideration to be received by the Company's shareholders will be approximately equal to the fair market value of Company stock to be surrendered by such shareholders in exchange therefor.

       2. There is no plan or intention on the part of the Company's shareholders who own one percent or more of the Company's stock, and to the best of the knowledge of Company's management, there is no plan or intention on the part of the remaining Company shareholders to sell, exchange, or otherwise dispose





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
of a number of shares of Parent stock received in the Merger that would reduce the Company's shareholders' ownership of Parent stock to a number of shares having a value, as of the date of the Merger, of less than 50 percent of the value of all of the formerly outstanding stock of Company as of the same date. For purposes of this certification, shares of Company stock exchanged for cash or other property surrendered by dissenters or exchanged for cash in lieu of fractional shares of Parent stock will be treated as outstanding Company stock on the date of the Merger. Moreover, shares of Company stock and shares of Parent stock held by Company shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger will be considered in making this representation.

       3. Company and Company's shareholders each will pay their respective expenses, if any, incurred in connection with the Merger.

       4. There is no intercorporate indebtedness existing between Parent and Company or between Sub and Company that was issued or acquired or will be settled at a discount.

       5. In the Merger, shares of Company stock representing control of Company, as defined in section 368(c) of the Internal Revenue Code of 1986, as amended (the "CODE"), will be exchanged solely for voting stock of Parent. For purposes of this representation, shares of Company stock exchanged for cash or other property originating with Parent will be treated as outstanding Company stock on the date of the Merger.

       6. At the time of the Merger, Company will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in Company that, if exercised or converted,





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
would affect Parent's acquisition or retention of control of Company, as defined in section 368(c) of the Code.

       7. Company is not an investment company as defined in section 368(a)(2)(F)(iii) and (iv) of the Code.

       8. On the date of the Merger, the fair market value of the assets of Company will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

       9. Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of section 368(a)(3)(A) of the Code. That is, Company is not a party to a case under Title 11 of the United States Code or to a receivership, foreclosure or similar proceeding in a federal or state court.

       10. Company or its shareholders will file its federal income tax returns in a manner which treats the Merger as a transfer of property in exchange for stock pursuant to section 351 of the Code.

       11. The Merger and related transactions will be carried out in accordance with the terms of the Agreement, including attachments thereto.

       We understand that you will rely upon the above representations by us in connection with issuing your opinion, and you may disclose these representations in connection therewith.

       Dated:    9/27      , 1996.
               ------------
                                        SEPCO INDUSTRIES, INC.



                                        By /s/ GARY A. ALLCORN
                                           -------------------------





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                                   Exhibit B

                                  INDEX, INC.

                             OFFICER'S CERTIFICATE


       The undersigned, a duly authorized officer of Index, Inc., a Texas corporation ("PARENT"), and acting as such, in connection with the opinion to be delivered by the law firm of Fulbright & Jaworski L.L.P. with respect to the Agreement and Plan of Merger dated as of August 12, 1996 (the "AGREEMENT(1)"), between Parent, Newman Acquisition Corporation, a Nevada corporation and a wholly-owned subsidiary of Parent ("SUB(1)"), and Newman Communications Corporation, a New Mexico corporation ("COMPANY(1)"), and the Agreement and Plan of Merger dated as of August 12, 1996 (the "AGREEMENT(2)"), between Parent, SEPCO Acquisition Corporation, a Nevada corporation and a wholly-owned subsidiary of Parent ("SUB(2)"), and SEPCO Industries, Inc., a Texas corporation ("COMPANY(2)"), and recognizing that said law firm will rely on this Certificate in delivering its opinion, hereby certifies that to the best knowledge and belief of the management of Parent, the facts that relate to the proposed merger of Sub(1) with and into Company(1) (the "MERGER(1)"), the proposed merger of Sub(2) with and into Company(2) (the "MERGER(2)"), and related transactions pursuant to Agreement(1) and Agreement(2), are true, correct and complete in all material respects, and the undersigned further certifies to the best knowledge and belief of the management of Parent as follows:

       1. The fair market value of the Parent stock and other consideration to be received by the shareholders of Company(1) and Company(2) will be approximately equal to the fair market value of Company(1) and Company(2) stock surrendered by each such shareholder in exchange therefor.





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       2.     Before Merger(1), Parent will be in control of Sub(1) and before
Merger(2), Parent will be in control of Sub(2) within the meaning of section 368(c) of the Internal Revenue Code of 1986, as amended (the "CODE").

       3. Parent has no plan or intention to reacquire any of its stock issued in Merger(1) or Merger(2).

       4. Following Merger(1), Company(1) will hold at least 90 percent of the fair market value of its respective net assets and at least 70 percent of the fair market value of its respective gross assets and at least 90 percent of the fair market value of the net assets of Sub(1) and at least 70 percent of the fair market value of the gross assets of Sub(1) held immediately before Merger(1). Following Merger(2), Company(2) will hold at least 90 percent of the fair market value of its respective net assets and at least 70 percent of the fair market value of its respective gross assets and at least 90 percent of the fair market value of the net assets of Sub(2) and at least 70 percent of the fair market value of the gross assets of Sub(2) held immediately before Merger(2). For purposes of this representation, amounts paid by Company(1), Company(2), Sub(1), and Sub(2) to dissenters, amounts paid by Company(1), Company(2), Sub(1), and Sub(2) to shareholders who receive cash or other property, and amounts used by Company(1), Company(2), Sub(1), and Sub(2) to pay merger reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by Company(1) and Company(2) will be included as assets of Company(1), Company(2), Sub(1), and Sub(2), respectively, immediately prior to Merger(1) and Merger(2).

       5. Parent has no plan or intention to liquidate Company(1) or Company(2), to merge Company(1) or Company(2) with and into another corporation, to sell or otherwise dispose of the stock of Company(1) or Company(2) except for transfers of





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
stock to corporations controlled by Parent, or to cause Company(1) or Company(2) to sell or otherwise dispose of any of their respective assets or any of the assets acquired from Sub(1) or Sub(2), respectively, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by Company(1) or Company(2).

       6. Parent has no plan or intention to cause Company(1) or Company(2) to issue additional shares of their respective stock that would result in Parent losing control of Company(1) or Company(2) within the meaning of section 368(c) of the Code.

       7. Neither Sub(1) nor Sub(2) will have liabilities assumed by Company(1) or Company(2), and neither Sub(1) nor Sub(2) will transfer to Company(1) or Company(2) any assets subject to liabilities, in Merger(1) or Merger(2).

       8. Following Merger(1), Company(1) will continue its respective historic business or use a significant portion of its respective historic business assets in a business, and following Merger(2), Company(2) will continue its respective historic business or use a significant portion of its respective historic business assets in a business.

       9. Parent, Sub(1), and Sub(2) will each pay their respective expenses, if any, incurred in connection with Merger(1) and Merger(2).

       10. There is no intercorporate indebtedness existing between Parent and Company(1) or Company(2), or between Sub(1) and Company(1), or between Sub(2) and Company(2) that was issued or acquired or will be settled at a discount.

       11. Parent does not own and has not owned during the past five years, any shares of Company(1) or Company(2) stock.





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
       12. Parent is not an investment company as defined in sections 368(a)(2)(F)(iii) and (iv) of the Code.

       13. None of the compensation to be received by any shareholder-employees of Company(1) or Company(2) will be separate consideration for, or allocable to, any of their shares of Company(1) or Company(2) stock; none of the shares of Parent stock to be received by any shareholder-employees will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

       14. The payment of cash in lieu of fractional shares of Parent stock is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid instead of issuing fractional shares of Parent stock will not exceed one percent of the total consideration that will be issued either pursuant to Merger(1) to the Company(1) shareholders in exchange for their Company(1) stock or pursuant to Merger(2) to the Company(2) shareholders in exchange for their Company(2) stock. The fractional share interests will be aggregated, and no Company(1) or Company(2) shareholder will receive cash in an amount greater than the value of one full share of Parent stock.

       15. No stock or securities will be issued for services rendered to or for the benefit of Parent in connection with Merger(1), and no stock or securities will be issued for indebtedness of Parent or for interest on indebtedness of Parent.





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
       16. Merger(1) is not the result of the solicitation by a promoter, broker, or investment house.

       17. The transfers and exchanges will occur under a plan that defines the rights of the parties and that was agreed upon before Merger(1).

       18. All exchanges in Merger(1) will occur on approximately the same date.

       19. There is no plan or intention on the part of Parent to redeem or otherwise reacquire any stock or indebtedness to be issued in Merger(1).

       20. Taking into account any issuance of additional shares of Parent stock; any issuance of stock for services; the exercise of any Parent stock rights, warrants, or subscriptions; a public offering of Parent stock; and the sale, exchange, transfer by gift, or other disposition of any of the stock of Parent to be received in the exchange, immediately after Merger(1) and Merger(2) the transferring shareholders of Company(1) and Company(2) will be in "control" of Parent within the meaning of section 368(c) of the Code.

       21. Each transferring Company(1) shareholder will receive stock, securities or other property approximately equal to the fair market value of the property transferred to Parent.

       22. Parent will remain in existence and retain and use the property transferred to it in a trade or business.

       23. There is no plan or intention by Parent to dispose of the transferred property other than in the normal course of business operations.

       24.    Parent will not be an investment company within the meaning of section 351(e)(1) of the Code and Section 1.351-1(c)(1)(ii) of the regulations.





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
       25. Parent will not be a "personal service corporation" within the meaning of section 269A of the Code.

       26. Merger(1) and Merger(2) and any related transactions will be carried out in accordance with the terms of the Agreement, including attachments thereto.

       We understand that you will rely upon the above representations by us in connection with issuing your opinion, and you may disclose these representations in connection therewith.

       Dated:  9/27 , 1996.
              ------

                                        INDEX, INC.



                                        By /s/ GARY A. ALLCORN
                                           ----------------------------




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
                                   Exhibit C

                       NEWMAN COMMUNICATIONS CORPORATION

                             OFFICER'S CERTIFICATE


       The undersigned, a duly authorized officer of Newman Communications Corporation, a New Mexico corporation ("COMPANY"), and acting as such, in connection with the opinions to be delivered by the law firm of Fulbright & Jaworski L.L.P. with respect to the Agreement and Plan of Merger dated as of August 12, 1996 (the "AGREEMENT"), between Index, Inc., a Texas corporation ("PARENT"), Newman Acquisition Corporation, a Nevada corporation and a wholly-owned subsidiary of Parent ("SUB"), and Company, and recognizing that said law firm will rely on this Certificate in delivering its opinion, hereby certifies that to the best knowledge and belief of the management of Company, the facts that relate to the proposed merger (the "MERGER") of Sub with and into Company and related transactions pursuant to the Agreement, are true, correct and complete in all material respects, and the undersigned further certifies to the best knowledge and belief of the management of Company as follows:

       1. The fair market value of the Parent stock and other consideration to be received by the Company's shareholders will be approximately equal to the fair market value of Company stock to be surrendered by such shareholders in exchange therefor.

       2. There is no plan or intention on the part of the Company's shareholders who own five percent or more of Company's stock, and to the best of the knowledge of Company's management, there is no plan or intention on the part of the remaining Company shareholders to sell, exchange, or otherwise dispose of a





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
number of shares of Parent stock received in the Merger that would reduce the Company's shareholders' ownership of Parent stock to a number of shares having a value, as of the date of the Merger, of less than 50 percent of the value of all of the formerly outstanding stock of Company as of the same date. For purposes of this certification, shares of Company stock exchanged for cash or other property surrendered by dissenters or exchanged for cash in lieu of fractional shares of Parent stock will be treated as outstanding Company stock on the date of the Merger. Moreover, shares of Company stock and shares of Parent stock held by Company shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger will be considered in making this representation.

       3. Company and Company's shareholders each will pay their respective expenses, if any, incurred in connection with the Merger.

       4. There is no intercorporate indebtedness existing between Parent and Company or between Sub and Company that was issued or acquired or will be settled at a discount.

       5. In the Merger, shares of Company stock representing control of Company, as defined in section 368(c) of the Internal Revenue Code of 1986, as amended (the "CODE"), will be exchanged solely for voting stock of Parent. For purposes of this representation, shares of Company stock exchanged for cash or other property originating with Parent will be treated as outstanding Company stock on the date of the Merger.

       6. At the time of the Merger, Company will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in Company that, if exercised or converted, would affect Parent's acquisition or retention of control of Company, as defined in section 368(c) of the Code.

       7. Company is not an investment company as defined in section 368(a)(2)(F)(iii) and (iv) of the Code.

       8. On the date of the Merger, the fair market value of the assets of Company will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

       9. Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of section 368(a)(3)(A) of the Code. That is, Company is not a party to a case under Title 11 of the United States Code or to a receivership, foreclosure or similar proceeding in a federal or state court.

       10. Company will file its federal income tax returns in a manner which treats the Merger as a transfer of property in exchange for stock pursuant to section 351 of the Code.

       11. To the best of Company's knowledge, no income items, such as accounts receivable or commissions due, are being transferred to Parent by the transferring Company shareholders.

       12. The Merger is not the result of the solicitation by a promoter, broker, or investment house.

       13. The transferring Company shareholders will not retain any rights in the property transferred to Parent.

       14. No liabilities of the transferring Company shareholders will be assumed by Parent in the Merger and the shares of Company stock will not be subject to any liabilities.





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
       15. The transfers and exchanges will occur under a plan that defines the rights of the parties and that was agreed upon before the Merger.

       16. All exchanges in the Merger will occur on approximately the same date.

       17. To the best of Company's knowledge, no transferring Company shareholder is under the jurisdiction of a court in a title II or similar case (within the meaning of section 368(a)(3)(A) of the Code) and the stock or securities received in the exchange will not be used to satisfy the indebtedness of such debtor.

       18. The Merger and related transactions will be carried out in accordance with the terms of the Agreement, including attachments thereto.

       We understand that you will rely upon the above representations by us in connection with issuing your opinion, and you may disclose these representations in connection therewith.



       Dated:  9/27, 1996


                                           NEWMAN COMMUNICATIONS CORPORATION



                                           By  /s/ GLENN A. LITTLE
                                              -------------------------------





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